Subsidiaries of the Company (as of April 12, 1995)
                                                                                                                          Exhibit 21

                                                                                               Percentage of
                                                                    Jurisdiction of           Securities Owned
         Name                                                        Incorporation              By the Company
         ----                                                       ---------------           ----------------
Allied Industrial Distributors                                          California                     100%
A-T-O Inc.                                                              Delaware                       100%
"Automatic" Sprinkler Corporation of America                            Ohio                           100%
ASCOA "Automatic" Sprinkler Nederland B.V.                              Netherlands                    100%
 "Automatic" Sprinkler Belgium                                          Belgium                        100%
Carter Controls (U.K.) Ltd.                                             United Kingdom                 100%
Logan Fenamec (France) S.A.R.L.                                         France                         100%
Chemetronics Caribe, Inc.                                               Delaware                       100%
Economy Engineering Company                                             Illinois                       100%
Figgie Acceptance Corporation                                           Delaware                       100%
 Sooner Hotel Corporation                                               Delaware                       100%
 X.Z. Acquisition Corporation                                           Delaware                       100%
Figgie Apparel Inc.                                                     New York                       100%
Figgie Asia Pte. Ltd.                                                   Singapore                      100%
Figgie Canadian Holdings Ltd.                                           Canada-Federal                 100%
 Figgie Canada Inc.                                                     Canada-Federal                 100%
 Thermometer Corporation of Canada Ltd.                                 Ontario                        100%
Figgie Communications Inc.                                              Ohio                           100%
Figgie do Brasil Industria e Commercio Ltda.                            Brazil                         100%
Figgie Foreign Sales Corporation                                        Virgin Islands                 100%
Figgie (G.B.) Limited                                                   United Kingdom                 100%
 Figgie Material Handling Products (U.K.) Limited                       United Kingdom                 100%
 Glidepath U.K. Limited                                                 United Kingdom                 100%
 Fred Perry Sportswear (U.K.) Limited                                   United Kingdom                 100%
 Fred Perry Sportswear GmbH                                             Germany                        100%
 Logan Fenamec (U.K.) Limited                                           United Kingdom                 100%
Figgie International (H.K.) Ltd.                                        Hong Kong                      100%
Figgie International Real Estate Inc.                                   Delaware                       100%
 Cafig Inc.                                                             Delaware                       100%
 Dusk Corporation                                                       Delaware                       100%
 Quire Corp.                                                            Delaware                       100%
Figgie Investment Trustee Ltd.                                          United Kingdom                  50%
Figgie Leasing Corporation                                              Delaware                       100%





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

Subsidiaries of the Company (as of April 12, 1995)                                              Exhibit 21


                                                                                               Percentage of
                                                                    Jurisdiction of           Securities Owned
         Name                                                        Incorporation              By the Company
         ----                                                       ---------------           ----------------
Figgie Licensing Corporation                                            Delaware                       100%
Figgie Packaging Systems Pty. Ltd.                                      Australia                      100%
Figgie Pension Trustee Ltd.                                             United Kingdom                  50%
Figgie Properties Inc.                                                  Delaware                       100%
 Chagrin Highlands Inc.                                                 Ohio                           100%
 Cudahy Self Storage, Inc.                                              Wisconsin                      100%
 FGPI-1 Inc.                                                            Florida                        100%
 Virginia Center Inc.                                                   Virginia                       100%
Figgie Security, Inc.                                                   Florida                        100%
Logan/Glidepath Company                                                 Kansas                          80%
Interstate Electronics Corporation                                      California                     100%
Kohol Incorporated                                                      Ohio                            51%
Logan Glidepath Australia Pty. Ltd.                                     South Australia                100%
 Logan-Fenamec (N.Z.) Ltd.                                              New Zealand                    100%
Logan Fenamec Transporttechnik GmbH                                     Germany                        100%
 Astro-Pneumatic GmbH                                                   Germany                         90%
Logan Glidepath New Zealand Limited                                     New Zealand                     75%
 Glidepath Asia Pte Limited (in liquidation)                            Singapore                      100%
Logan Transportteknik Sweden AB                                         Sweden                         100%
Maquiladora TCA de Juarez, S.A. de C.V.                                 Mexico                         100%
Medcenter Management Services, Inc.                                     Ohio                           100%
Oden Corporation                                                        New York                        49%
Fred Perry Sportswear Limited                                           United Kingdom                 100%
 FP Sportswear B.V.                                                     Netherlands                    100%
SP/Sheffer International Inc.                                           Ohio                           100%
Safway Steel Products Inc.                                              Delaware                       100%
Talon-Snorkel Limited                                                   New Zealand                    100%
Talon/Snorkel Pty Limited                                               Australia                      100%
Waite Hill Holdings Inc.                                                Delaware                       100%
 Waite Hill Assurance Ltd.                                              Bermuda                        100%
 Waite Hill Services, Inc.                                              Delaware                       100%
Wimbledon Shirt Company Limited                                         United Kingdom                 100%





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